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                  SERIES B-2 PREFERRED STOCK PURCHASE AGREEMENT

                                                            As of August 4, 2004

To Each of the Persons listed on Schedule 1.01 hereto

      Re:   Series B-2 Preferred Stock

Ladies and Gentlemen:

WARP Technology Holdings, Inc. (together with any predecessors-in-interest and its successors and assigns, the "Company"), a Nevada corporation, located at 708 3rd Avenue, 6th Floor, New York, NY 10017, agrees with each of you as follows:

                                   ARTICLE I.
                     PURCHASE, SALE AND TERMS OF SECURITIES

      Section 1.01. The Securities. The Company has authorized the issuance and sale of (a) 2,000 shares (the "Series B-2 Preferred Shares") of its authorized but unissued shares of Preferred Stock, $0.00001 par value per share (as defined in the Certificate of Incorporation, the "Preferred Stock"), designated Series B-2 Preferred Stock (the "Series B-2 Preferred Stock") at a purchase price of $1,000 per share and (b) warrants to purchase an aggregate of 2,000 shares of Series B-2 Preferred Stock (the "Warrants" and together with the Series B-2 Preferred Shares, collectively, the "Securities") to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") identified in, and in the respective amounts set forth in, Schedule 1.01 hereto. Upon the Initial Closing, the designation, rights, preferences and other terms and provisions of the Series B-2 Preferred Stock are set forth in the Certificate of Incorporation as amended by the Certificate of Designations.

      Section 1.02. The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of Series B-2 Preferred Stock to satisfy the rights of the holders of the Warrants upon exercise thereof. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of the holders of the Series B-2 Preferred Shares and the rights of the holders of the Series B-2 Preferred Stock issuable upon exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Series B-2 Preferred Shares (and such shares when issued), any shares of Series B-2 Preferred Stock issuable upon exercise of the Warrants (and such shares when issued) and any shares of Common Stock issuable upon conversion of the shares of Series B-2 Preferred Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares".

      Section 1.03. Purchase Price and Closings. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement (including, without limitation, the receipt of the purchase price from each of the Purchasers), the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase, those numbers of the Series B-2 Preferred Shares and Warrants set forth opposite their respective names in Schedule 1.01. The aggregate purchase price of the Securities being acquired by each Purchaser at the Initial Closing and a subsequent Closing is set forth opposite such Purchaser's name in Schedule 1.01. The closings of the purchase and sale of the Securities to be acquired by the Purchasers from the Company under this Agreement (each a "Closing" and together, the "Closing") shall take place at the offices of ISIS Capital Management, LLC 151 Railroad Avenue, Greenwich, Connecticut, 06830. One or more Closings shall be scheduled, with the initial Closing at 10:00 a.m. on August 4, 2004 (the "Initial Closing Date" or the "Initial Closing") and the final Closing no later than September 1, 2004. At each Closing, the Company will deliver an irrevocable instruction to its transfer agent to issue to each Purchaser participating in such Closing certificates for the number of Series B-2 Preferred Shares and will deliver to each Purchase a Warrant to purchase the number of shares of Series B-2 Preferred Stock set forth

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opposite its name under the headings "Number of Series B-2 Preferred Shares" and
"Number of Warrants" in Schedule 1.01, registered in such Purchaser's name (or its nominee), against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration set forth opposite each such Purchaser's name on Schedule 1.01, as payment in full of the purchase price of the Securities.

      Section 1.04. Use of Proceeds. The Company shall use the cash proceeds from the sale of the Securities solely in furtherance of the Company's business goals under its business plan as approved by the Board of Directors, subject to amendment and modification by the Board of Directors from time to time.

      Section 1.05. Representations by and Covenants of the Purchasers.

      (a) Investment Representations. Each of the Purchasers represents severally, but not jointly, that it is its present intention to acquire the Securities to be acquired by it for its own account and that the Securities are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The acquisition by each Purchaser of the Securities acquired by it shall constitute a confirmation of this representation by each such Purchaser. Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder."

      (b) Access to Information. Each of the Purchasers represents severally, but not jointly, that such Purchaser or its representative during the course of this transaction, and prior to the purchase of any Securities, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Securities and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

      (c) General Access. Each of the Purchasers represents severally, but not jointly, that such Purchaser or its representative has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Securities, and confirms that all documents, records and books pertaining to such Purchaser's investment in the Company and requested by such Purchaser or his representative have been made available or delivered to him.

      (d) Sophistication and Knowledge. Each of the Purchasers represents severally, but not jointly, that such Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities. Each Purchaser can bear the economic risks of this investment and can afford a complete loss of his investment.

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      (e)   Transfer Restrictions Imposed by Securities Laws. Each of the
Purchasers represents severally, but not jointly, that such Purchaser understands that the Securities have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Each of the Purchasers represents severally, but not jointly, that such Purchaser is and must be purchasing the Securities for investment for the account of such Purchaser and not with any present view toward resale or other distribution thereof. Each Purchaser agrees severally, but not jointly, not to resell or otherwise dispose of all or any part of the Securities purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Company does not have any present intention and is under no obligation to register the Securities under the Securities Act and applicable state securities laws, except as provided in the Stockholders Agreement; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Securities thereunder.

      (f) Lack of Liquidity. Each of the Purchasers represents severally, but not jointly, that such Purchaser does not have a present need for liquidity in connection with its purchase of the Securities.

      (g) Suitability and Investment Objectives. Each of the Purchasers represents severally, but not jointly, that the purchase of the Securities by such Purchaser is consistent with the general investment objectives of such Purchaser. Each of the Purchasers represents severally, but not jointly, that such Purchaser understands that the purchase of the Securities involves a high degree of risk in view of the fact that, among other things, the Company is a development stage enterprise, and the Company's Common Stock is subject to the "penny stock" restrictions under the regulations adopted by the Commission.

      (h) Accredited Investor Status. Each of the Purchasers represents severally, but not jointly, that such Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      (i) Power and Authority. Each of the Purchasers that is a partnership, corporation, limited liability company or trust represents severally, but not jointly, that such Purchaser has full power and authority to execute and deliver this Agreement and the Stockholders Agreement and to perform its respective obligations hereunder and thereunder and has taken all action and received all authorizations, consents and approvals necessary to execute and deliver this Agreement and the Stockholders Agreement and to perform its respective obligations hereunder and thereunder.

      Section 1.06. Brokers or Finders. Each Purchaser severally, and not jointly, represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents (other than any agreements entered into by the Company with any broker or finder).

      Section 1.07. Participation Rights of Series B Preferred Stock. Each Purchaser understands and agrees that the grant of "participating preferred" rights to the shares of Series B-2 Preferred Stock was premised on the Company's interpreting the Certificate of Designations, Rights and Preferences of the Series B Preferred Stock (the "Series B Certificate of Designation") such that the Series B Preferred has these same "participating preferred" rights on a pari passu basis with the Series B-2 Preferred Stock. Each Purchaser agrees with, and agrees not to challenge or otherwise oppose, such interpretation of the Series B Certificate of Designation.

                                   ARTICLE II.
                              CONDITIONS TO CLOSING

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      The obligation of each Purchaser to purchase and pay for the Securities to be purchased by it at the Initial Closing is subject to the following conditions set forth in Sections 2.01 and 2.02 (all of which shall be deemed satisfied or waived by the Purchasers at or prior to the Initial Closing, in the event that all of the transactions contemplated to be effected at the Closing have been consummated). The obligation of the Company to issue and sell the Securities at the Initial Closing to the Purchasers is subject to the conditions set forth in
Section 2.03 (all of which shall be deemed satisfied or waived by the Company at or prior to the Closing, in the event that all of the transactions contemplated to be effected at the Closing have been consummated). By execution of this Agreement, each Purchaser has made an unconditional and irrevocable commitment to purchase the Shares in a subsequent Closing as listed opposite such person's name on Schedule 1.01 hereof, except for the following two conditions: (i) the Initial Closing shall have occurred, and (ii) no Purchaser shall have failed to accept delivery of or make payment for the Securities to be purchased by such Purchaser on or before such subsequent Closing, provided, however, that this provision (ii) shall not apply if the aggregate Purchase Price received (x) in the initial Closing and (y) from the Purchasers who have not failed to make payment for the Securities in the final Closing shall equal or exceed
$1,500,000.

      Section 2.01. Representations and Warranties. Each of the representations and warranties set forth in Article III hereof shall be true, correct and complete on the Initial Closing Date.

      Section 2.02. Documentation at Closing. The Purchasers shall have received prior to or at the Initial Closing, all of the following materials, each in form and substance satisfactory to the Purchasers and their special counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

      (a) A certificate of the Secretary or an Assistant Secretary of the Company, dated the Initial Closing Date, (i) attesting to all corporate and stockholder action taken by the Company including the resolutions of the Board of Directors authorizing (A) the approval of the Certificate of Designations,
(B) the execution, delivery and performance by the Company of this Agreement and each Related Agreement, (C) the issuance of the Securities and (D) the execution, delivery and performance by the Company of all other agreements or matters contemplated hereby or executed in connection herewith, (ii) certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, each Related Agreement, the certificates for the Series B-2 Preferred Shares and the Warrants and the other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers and (iii) verifying that the Certificate of Incorporation and the restated By-laws (as attached thereto) are true, correct and complete as of the Initial Closing Date.

      (b) A certificate of the President and the Treasurer of the Company stating that the representations and warranties of the Company contained in
Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true, correct and complete as of the Initial Closing Date and that all conditions required to be performed prior to or at the Initial Closing have been performed as of the Initial Closing.

      (c) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Initial Closing to execute and deliver this Agreement, each Related Agreement, the Securities and the other agreements and instruments executed and delivered by the Company in connection herewith and therewith and to carry out the transactions contemplated hereby and thereby, including, without limitation, the Waiver in the form set forth in Schedule 2.02(c) (the "Waiver") which shall have been executed and delivered by the holders of a majority of the outstanding shares of Series B Preferred Stock, and all such consents and waivers shall be in full force and effect at the Initial Closing. All corporate and other action and

                                       4
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governmental filings necessary to effectuate the terms of this Agreement, each
Related Agreement, the Securities and the other agreements and instruments executed and delivered by the Company in connection herewith and therewith shall have been made or taken.

      (d) No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced and no investigation by any governmental authority shall have been threatened against the Company, any Subsidiary, or any of the officers or directors of the Company or such Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement or any Related Agreement or seeking damages in connection with such transactions.

      (e) The Certificate of Designations of the Company setting forth, without limitation, the designations, preferences, powers, qualifications, special or relative rights and privileges of the Series B-2 Preferred Stock (the "Certificate of Designations"), in the form of Schedule 2.02(e) shall have been filed with the Secretary of State of Nevada.

      (f) The members of the Board of Directors immediately following the Initial Closing shall consist of Rodney Bienvenu and Gus Bottazzi, and three vacancies to be filled in accordance with the terms of the Stockholders Agreement. The Board of Directors shall have taken all actions necessary to comply with the provisions of the Stockholders Agreement.

      (g) A Certificate of the Secretary of State of the State of Nevada with respect to the Company, as to the due incorporation and good standing of the Company, and a certificate of the Secretary of State of the State of New York, as to the Company's qualification to do business as a foreign corporation, shall have been provided to the Purchasers and their special counsel.

      (h) Payment for the costs, attorneys' fees, consulting fees, expenses, taxes and filing fees identified in Section 6.04.

      (i) Each of the employees listed on Schedule 2.02(i) and each of the Key Employees shall have entered into Nondisclosure, Assignment of Inventions and Non-Solicitation Agreements in form and substance reasonably satisfactory to the Purchasers, and each of the Key Employees shall have entered into employment agreements and stock option agreements with the Company (on mutually acceptable terms), and copies of all such agreements shall have been delivered to the Purchasers and all such agreements shall be in full force and effect.

      (j) Each of the Purchasers, the Company and the other parties thereto shall have entered into a Stockholders Agreement in the form attached as
Schedule 2.02(j) hereto (the "Stockholders Agreement") and such agreement shall be in full force and effect.

      (k) No Purchaser shall have failed to execute and deliver this Agreement or to accept delivery of or make payment for the Securities to be purchased by such Purchaser on the Initial Closing Date.

      (l) The By-laws of the Company shall have been restated in form and substance reasonably satisfactory to the Purchasers.

      (n) All proceedings taken in connection with the issuance and sale of the Securities and all documents and papers relating thereto shall be reasonably satisfactory in form and substance to the Purchasers. Each Purchaser shall have received copies of such documents and papers as such Purchaser may reasonably request in connection with this Agreement, each Related Agreement and the Securities.

      (o) The Company shall have delivered the Disclosure Letter in form and substance satisfactory to the Purchasers, in their sole discretion.

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      2.03  Conditions to the Company's Obligations to Close.

      (a) Each of the representations and warranties set forth in Section 1.05 hereof shall be true, correct and complete in all material respects with respect to each Purchaser on the Initial Closing Date.

      (b) Each of the Purchasers and the parties thereto (other than the Company) shall have entered into the Stockholders Agreement, and such agreement shall be in full force and effect.

      (c) The Purchasers shall not have failed to execute and deliver this Agreement or to accept delivery of or make payment for the Securities to be purchased by the Purchasers on the Initial Closing Date.

      (d) The holders of a majority of the shares of Series B Preferred Stock outstanding shall have executed and delivered the Waiver.

      (e) No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced and no investigation by any governmental authority shall have been threatened against the Company, any Subsidiary, or any of the officers or directors of the Company or such Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement or any Related Agreement or seeking damages in connection with such transactions.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as of the Initial Closing Date as follows (except as disclosed to the Purchasers in a letter separately delivered to counsel for the Purchasers as of the date hereof (the "Disclosure Letter")):

      Section 3.01. Organization and Standing. Each of the Company and the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, with respect to the Company, or Delaware, with respect to the Subsidiaries, and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and each Related Agreement, to issue, sell and deliver the Securities and to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto, as the case may be. Each of the Company and the Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, prospects or financial condition of the Company or such Subsidiary, taken as a whole (a "Material Adverse Effect").

      Section 3.02. Corporate Action. This Agreement, each Related Agreement and the other agreements executed in connection herewith and therewith have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Securities have been duly authorized. The issuance, sale and delivery of the Securities and the issuance and delivery of the Conversion Shares have been duly authorized by all required corporation and shareholder action; the Securities have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Stockholders Agreement; and the Conversion Shares have, as of the Closing, been duly reserved for issuance and, when

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so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Stockholders Agreement.

      Section 3.03. Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court of governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement or any Related Agreement, for the offer, issue, sale, execution or delivery of the Securities, or for the performance by the Company of its obligations under this Agreement, any Related Agreement or the Securities. Each of the Company and the Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to have any such permit, license, consent and other governmental authorization or approval would not be reasonably expected to have a Material Adverse Effect.

      Section 3.04. Litigation. Except as disclosed in the Disclosure Letter, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary affecting any of their respective properties or assets, or, to the knowledge of the Company, against any officer, Key Employee or the holder of more than ten percent (10%) of any class or series of the capital stock of the Company relating to the Company or any Subsidiary or their respective business. To the best knowledge of the Company, no event has occurred nor does there exist any condition on the reasonable basis of which any litigation, governmental proceeding or investigation might properly be instituted against the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. Neither the Company or any Subsidiary nor, to the best knowledge of the Company, any officer, Key Employee or holder of more than ten percent (10%) of any class or series of the capital stock of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might be reasonably expected to have a Material Adverse Effect. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any reasonable basis therefor known to the Company) which might reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect, or which might call into question the validity of this Agreement, any Related Agreement or any action taken or to be taken pursuant hereto or thereto.

      Section 3.05. Certain Agreements of Officers and Employees.

      (a) No officer, employee or consultant of the Company or any Subsidiary is, or is now, to the Company's knowledge, expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company or such Subsidiary because of the nature of the business conducted or to be conducted by the Company or such Subsidiary or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's or such Subsidiary's officers, employees or consultants does not subject the Company, such Subsidiary or any Purchaser to any liability with respect to any of the foregoing matters.

      (b) No officer, consultant or Key Employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a material adverse effect on the Company or such Subsidiary, has terminated since the date

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hereof, or, except as set forth in the Disclosure Letter, to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company or such Subsidiary.

      Section 3.06. Compliance with Other Instruments. Each of the Company and the Subsidiaries is in compliance in all respects with the terms and provisions of this Agreement and of their respective certificates of incorporation or other charter documents and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject and which have been (or which were required to have been or which would have been, had they existed at such time, required to have been) filed as exhibits to the Company Reports (collectively, the "Material Contracts"). Each of the Company and the Subsidiaries is in compliance in all material respects with all judgments, decrees, and governmental orders (collectively, "Orders"), and all laws, statutes, rules or regulations (collectively, "Laws") by which it is bound or to which it or any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement, any Related Agreement, nor the issuance, sale and delivery of the Securities nor the issuance and delivery of the Conversion Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the Material Contracts, Orders or Laws.

      Section 3.07. Indebtedness. A schedule of Indebtedness of the Company and the Subsidiaries as of March 31, 2004 (including lease obligations required to be capitalized in accordance with generally accepted accounting principles) is included in the Disclosure Letter.

      Section 3.08. Title to Assets. Each of the Company and the Subsidiaries has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent consolidated balance sheet of the Company included in the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances other than (a) any such created in accordance with the terms of the leases, security agreements and other financing documents listed in the Disclosure Letter, (b) liens for taxes not yet due and payable, (c) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, materialmen and the like, and (d) unperfected purchase money security interests existing in the ordinary course of business without the execution of a separate security agreement.

      Section 3.09. Intellectual Property.

      (a) Each of the Company and the Subsidiaries owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others. Except as set forth in the Disclosure Letter, (x) neither the Company nor any Subsidiary has knowledge of any fact which in their respective reasonable judgment indicates a reasonable likelihood of any conflict with the asserted Intellectual Property Rights of other Persons and (y) neither the Company's nor any Subsidiary's business has infringed or misappropriated any Intellectual Property Rights of other Persons and, to the best of the Company's knowledge, the Intellectual Property Rights owned by the Company and the Subsidiaries are not currently being infringed or misappropriated by other Persons. No expiration of any material Intellectual Property Right used by the Company or any Subsidiary is pending or, to the Company's knowledge, threatened. Except as set forth in the Disclosure Letter, no claim is pending or threatened against the Company or any Subsidiary and/or, to the knowledge of the Company, against their respective officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company or such Subsidiary, or which the Company or such Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary.

      (b) Each of the Company and the Subsidiaries has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company and each Subsidiary involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed a nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company's or such Subsidiary's Intellectual Property Rights and to vest in the Company or such Subsidiary exclusive ownership of such Intellectual Property Rights. To the best knowledge of the Company, all trade secrets and other confidential information of the Company and the Subsidiaries are presently valid and protectable and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or the Subsidiaries or otherwise to the detriment of the Company or the Subsidiaries. To the best of the Company's knowledge, no employee or consultant of the Company or any Subsidiary has used any trade secrets or other confidential information of any other person in the course of their work for the Company or such Subsidiary. Each of the Company and the Subsidiaries is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company or such Subsidiary, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, any Subsidiary, nor any of their respective employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there is no reasonable basis for a claim that the Company's or such Subsidiary's Intellectual Property Rights or the use or ownership thereof by the Company or such Subsidiary infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or any Subsidiary has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company or such Subsidiary.

      Section 3.10. Filings; Financial Information; Absence of Certain Developments.

      (a) The Company has made available to the Purchasers all registration statements, prospectuses, reports and documents (including all exhibits and amendments thereto) filed by the Company with the Commission (collectively, the "Company Reports"). The Company Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company Reports or necessary in order to make the statements in such Company Reports, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company Reports, complied, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except in the case of the unaudited interim financial statements as permitted by Form 10-Q under the Exchange Act (and subject to the lack of footnote disclosure and normal year-end audit adjustments).

      (c) Except as and to the extent set forth in the audited consolidated financial statements for the Company and its Subsidiaries for the year ended June 30, 2003 and the related balance sheet as of June 30, 2003 and the unaudited consolidated financial statements for the nine months ending March 31, 2004, and the related balance sheet as of March 31, 2004, including all notes thereto (collectively, the "Financial Statements") or as set forth in the Company Reports, neither the Company nor any Subsidiary has, and neither has reasonable grounds to know of, any material liability, contingent or otherwise, that would have been required to be reflected on or reserved against in a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since March 31, 2004.

      (d)   Except as set forth in the Disclosure Letter, since March 31, 2004,
(i) there has been no Material Adverse Effect; and (ii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock, except as set forth in the Disclosure Letter.

      Section 3.11. Taxes. Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's consolidated financial statements for all current taxes and other charges to which the Company and each Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service or any foreign government authority. Neither the Company nor any Subsidiary knows of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, nor of any basis for any such assessment, adjustment or contingency. There have been no waivers or extensions of statutes of limitations executed by the Company or any Subsidiary in connection with its tax returns. Neither the Company or any Subsidiary nor, to the best of the Company's knowledge, any of the Company's or such Subsidiary's stockholders, has ever filed a consent pertaining to the Company or such Subsidiary pursuant to
Section 341(f) of the Internal Revenue Code of 1986, as amended, relating to collapsible corporations. All taxes that the Company and each Subsidiary has been required to collect or withhold (including amounts to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party) have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

      Section 3.12. ERISA. Neither the Company nor any Subsidiary makes any contributions to any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any Subsidiary has ever maintained any plan which is subject to ERISA.

      Section 3.13. Investments in Other Persons. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has made any loans or advances to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person other than the Subsidiaries.

      Section 3.14. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Securities so as to bring the issuance and sale of the Securities under the registration provisions of the Securities Act and applicable state securities laws.

      Section 3.15. Disclosure. Neither this Agreement, the Financial Statements, nor any other agreement, document or certificate required to be delivered at or before Initial Closing to any of the Purchasers or their special counsel by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

      Section 3.16. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or any Subsidiary for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, any Subsidiary or their respective agents.

      Section 3.17. Capitalization; Status of Capital Stock.

      (a) As of the initial Closing, the Company will have a total authorized capitalization consisting of (i) 500,000,000 shares of Common Stock, $0.00001 par value, and (ii) 50,000,000 shares of Preferred Stock, $0.00001 par value, of which 18,234 shares will be designated as Series B Preferred Stock and of which 4,000 shares will be designated as Series B-2 Preferred Stock.

      (b) As of the Initial Closing, 97,919,948 shares of Common Stock will be issued and outstanding, 2915.1 shares of the Company's Series B Preferred Stock will be issued and outstanding and, without giving effect to the transactions contemplated hereby, no shares of Series B-2 Preferred Stock will be issued or outstanding. A complete list of the outstanding shares of capital stock, convertible securities, exchangeable securities, rights, options, warrants, stock appreciation rights, subscription rights, rights to payment based on the financial performance of the Company (including rights to payment based on the Company's revenues or earnings) and shares of phantom stock of the Company is set forth in the Disclosure Letter hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Securities when issued and delivered in accordance with the terms hereof and the Conversion Shares, when issued and delivered upon conversion thereof, will be duly authorized, validly issued, fully-paid and non-assessable.

      (c) Except as set forth in the Disclosure Letter and except for 10,689,882 shares of Common Stock that are reserved for issuance upon exercise of outstanding stock options, 66,971,236 shares of Common Stock reserved for issuance upon exercise of authorized stock options, 17,079,781shares of Common Stock that are reserved for issuance upon exercise of outstanding warrants (as further set forth in the Disclosure Letter), 58,302,000 shares of Common Stock that are reserved for issuance upon exercise of the Series B Preferred Stock (as further set forth in the Disclosure Letter), 3,466,800 shares of Common Stock reserved for issuance as payment of dividends accrued to date on the Series B Preferred Stock, 426,554 shares of Common Stock issuable upon conversion of the outstanding preferred stock in the 6043577 Canada, Inc. Subsidiary, 2,000 shares of Series B-2 Preferred Stock that are reserved for issuance upon exercise of the Warrants (as further set forth in the Disclosure Letter), 40,000,000 shares of Common Stock reserved for issuance upon conversion of the Series B-2 Preferred Stock issuable pursuant to this Agreement and 40,000,000 shares of Common Stock reserved for issuance upon conversion of the Series B-2 Preferred Stock issuable upon exercise of the Warrants (as further described in the Disclosure Letter), no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement.

      (d) Except as set forth in the Disclosure Letter or the Certificate of Designations, none of the Company's outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person, except pursuant to this Agreement or the Related Agreements. Except as set forth in the Disclosure Letter, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement and the Related Agreements. Except for the Related Agreements and as set forth in the Disclosure Letter, the Company has no knowledge of any agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Initial Closing complied with or were exempt from all applicable federal and state securities laws.

      Section 3.18. Registration Rights. Except as set forth in the Disclosure Letter, and except for the rights granted under the Stockholders Agreement and the Certificate of Designations, no Person has demand, piggyback or other rights to cause the Company or any Subsidiary to file any registration statement under the Securities Act relating to any securities of the Company or such Subsidiary or any right to participate in any such registration statement.

      Section 3.19. Material Agreements. Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is a party to any Material Contracts. Each of the Company and the Subsidiaries, and to the best of the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company or such Subsidiary is a party or by which it or its property may be bound, the result of which could be or cause a Material Adverse Effect. Except as set forth in the Disclosure Letter, each of the Material Contracts is in full force and effect with no default, nor, to the Company's knowledge, any anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company or any Subsidiary has provided any notice of default or of its intention to terminate these agreements.

      Section 3.20. Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees.

      Section 3.21. Subsidiaries. The Disclosure Letter sets forth each Subsidiary, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding shares of capital stock or other interests of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of any Subsidiary or any convertible securities, rights, options or warrants. Except as set forth herein, neither the Company nor any Subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

                                   ARTICLE IV.
                        DEFINITIONS AND ACCOUNTING TERMS

      Section 4.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Agreement" means this Series B-2 Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Schedules hereto.

      "Board of Directors" means the board of directors of the Company.

      "Certificate of Designations" shall have the meaning assigned to that term in Section 2.02(f).

      "Certificate of Incorporation" means the Company's Certificate of Incorporation, filed with the Secretary of State of the State of Nevada on June 22, 2000, as amended by such amendments filed with the Secretary of State of the State of Nevada through the Closing Date, including the Certificate of Designations.

      "Closing" shall have the meaning assigned to that term in Section 1.03.

      "Closing Date" shall have the meaning assigned to that term in
Section 1.03.

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

      "Common Stock" includes (a) the Company's Common Stock, $0.00001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      "Company" shall have the meaning assigned to that term in the introductory sentence of this Agreement.

      "Company Reports" shall have the meaning assigned to that term in
Section 3.10.

      "Conversion Shares" shall have the meaning assigned to that term in
Section 1.02.

      "Disclosure Letter" shall have the meaning assigned to that term in
Article III.

      "ERISA" shall have the meaning assigned to that term in Section 3.12.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect from time to time.

      "Financial Statements" shall have the meaning assigned to that term in
Section 3.10.

      "Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

      "Intellectual Property Rights" means, whether domestic or foreign, patents, patent applications, patent right, trade secrets, confidential business information, designs, concepts, drawings, know-how, data, source and object codes, formula, processes, laboratory notebooks, algorithms, copyrights, copyright applications, mask works, claims of infringement against third parties, licenses, permits, license rights, assignment of inventions, work for hire, and other intellectual property contract rights with employees, consultants and third parties, trademarks, trademark rights, service marks, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles including, without limitation, any and all of the foregoing related to SpiderCache and other Company products and the Company's domain name (www.warpsolutions.com).

      "Key Employee" means and includes Gus Bottazzi and Michael Liss, and, effective upon execution of their employment agreements to be delivered at the Initial Closing, Rodney A. Bienvenu, Jr. and Ernest C. Mysogland.

      "Laws" shall have the meaning assigned to that term in Section 3.06.

      "Material Adverse Effect" shall have the meaning assigned to that term in
Section 3.01.

      "Material Contracts" shall have the meaning assigned to that term in
Section 3.06.

      "Orders" shall have the meaning assigned to that term in Section 3.06.

      "Person" means an individual, corporation, partnership (general or limited), limited liability company, joint venture, trust, estate, university, other legal entity or unincorporated organization, or a government, or any agency or political subdivision thereof.

      "Preferred Stock" shall have the meaning assigned to that term in
Section 1.01.

      "Purchaser" and "Purchasers" shall have the meaning assigned to that term in Section 1.01 of this Agreement and shall include the original Purchasers and also any other holder of any of the Securities.

      "Related Agreements" means the Certificate of Designations, the Stockholders Agreement, and the employment agreements and stock option agreements with Key Employees, including all amendments, modifications or supplements to any of the foregoing.

      "Securities" shall have the meaning assigned to that term in Section 1.01.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

      "Series B-2 Preferred Shares" shall have the meaning assigned to that term in Section 1.01.

      "Series B-2 Preferred Stock" shall have the meaning assigned to that term in Section 1.01.

      "Stockholders Agreement" shall have the meaning assigned to that term in
Section 2.02(k).

      "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

      "Waiver" shall have the meaning assigned to that term in Section 2.02(d).

      "Warrants" shall have the meaning assigned to that term in Section 1.01.

      Section 4.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE V.
                       DISPUTE RESOLUTION; INDEMNIFICATION

      Section 5.01.Jurisdiction; Remedies.

      (a) Any action, suit or proceeding arising out of or relating to this Agreement or any Related Agreement, or the breach, termination or validity thereof, which has not been resolved by the parties involved in such dispute, shall be litigated exclusively in the state courts of the State of New York, and the federal courts for the Southern District of New York. Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the New York state courts, (B) agrees not to commence any action, suit or other proceeding except in such courts, (C) waives, and agrees not to plead or to make, any objection to the venue of any action, dispute or proceeding brought in the New York state courts, (D) waives, and agrees not to plead or to make any claim that any action, suit or other proceeding brought in the New York state courts has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the New York state courts lacks personal jurisdiction over it, (F) waives its right to remove any action, suit or other proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and in such event, then only to the federal district court for the Southern District of New York and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any action, suit or other proceeding based upon or arising out of or otherwise related to this Agreement or any Related Agreement or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

      (b) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay any action, suit or proceeding in the New York state or federal courts, as applicable.

      (c) Each party is required to continue to perform its obligations under this Agreement and each Related Agreement pending final resolution of any dispute arising out of or relating to this Agreement and/or any Related Agreement, unless to do so would be impossible or impracticable under the circumstances.

      Section 5.02. Indemnification. The Company agrees to indemnify and save harmless the Purchasers (and their respective directors, officers, representatives, agents, affiliates, successors and assigns) from and against any and all losses, liabilities, obligations, actions, judgments, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or in any of the Related Agreements.

                                   ARTICLE VI.
                                  MISCELLANEOUS

      Section 6.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 6.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority of the shares of Series B-2 Preferred Stock purchased hereunder or issued upon exercise of the Warrants and
(ii) shall deliver copies of such consent in writing to any holders who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein (x) no amendment, consent or waiver shall be effective to reduce the percentage in interest of the shares of Series B-2 Preferred Stock the consent of the holders of which is required under this Section 6.02, and (y) any amendment, consent or waiver shall not discriminate against any particular Purchaser or Purchasers.

      Section 6.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communications with confirmation of receipt) and mailed, telegraphed or delivered to each applicable party at the address set forth in Schedule 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

      If to any other holder of the Securities: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth in Schedule 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

      If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

      All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered or certified mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch or upon receipt.

      Section 6.04. Costs, Expenses and Taxes. As a condition precedent to the Initial Closing, the Company agrees to pay at the Initial Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Securities at the Initial Closing, the reasonable fees and other out-of-pocket expenses of the Purchasers, including, without limitation, the reasonable fees and expenses of special counsel for the Purchasers, reasonable technical due diligence review fees and other reasonable due diligence fees and expenses of the Purchasers, and the reasonable fees and expenses of the Purchasers' accountants. In addition, the Company shall pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Purchasers in connection with any amendment or waiver to this Agreement (initiated by the Company) or the successful enforcement of this Agreement by the Purchasers. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

      Section 6.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that neither the Company nor the Purchasers shall have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without, in the case of the Company, the prior written consent of the holders of at least a majority of the shares of Series B-2 Preferred Stock purchased hereunder or issued upon exercise of the Warrants, or, in the case of a Purchaser, the prior written consent of the Company. Notwithstanding the foregoing, in the event a Purchaser transfers its shares of Series B-2 Preferred Stock, Warrants, or any Conversion Shares to a third party in compliance with the terms of the Stockholders Agreement, such Purchaser may assign its rights and delegate its obligations to such transferee(s) and such transferee(s) agree to be bound by the terms hereof, then no prior written consent of the Company shall be required.

      Section 6.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, any Related Agreement, the Securities, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period ending forty-five (45) days after the filing of the Company's audited financial statements for the fiscal year ending June 30, 2005.

      Section 6.07. Prior Agreements. This Agreement, the terms of the Securities, the Related Agreements and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof, including, without limitation, the Letter of Intent dated March 27, 2004 and the Letter of Intent dated June 10, 2004, each of which were made by and between the Company and ISIS Capital Management, LLC and the Purchasers.

      Section 6.08. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

      Section 6.09. Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose, divulge or use any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, or otherwise, unless such information is known, or until such information becomes known, to the public other than as a result of a breach of this obligation by such Purchaser; provided, however, that a Purchaser may disclose such information (a) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any Securities or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 6.09, (c) to any affiliate or partner of such Purchaser, subject to these confidentiality restrictions, and (d) as required by applicable law.

      Section 6.10. Public Announcements. Neither the Company or any Subsidiary nor any Purchaser shall use any Purchaser's name or refer to any Purchaser directly or indirectly in connection with such Purchaser's relationship with the Company, such Subsidiary or any other Purchaser in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with such Purchaser's prior written consent.

      Section 6.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions.

      Section 6.12. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 6.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 6.14. Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Securities.

      Section 6.15. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT HE OR IT WILL NOT ASSERT WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE, ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
6.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Gus Bottazzi
    -----------------------------
    Name:  Gus Bottazzi
    Title: CEO

ISIS Acquisition Partners II, LLC

By: /s/ Ernest Mysogland
    -----------------------------
    Name:  Ernest Mysogland
    Title: Duly Authorized

OXA Trade & Finance, Inc.

By: /s/ Mai N. Pogue
    -----------------------------
    Name:  Mai N. Pogue
    Title: Investment Manager

/s/ Christian Kirsebom
---------------------------------
Christian Kirsebom

/s/ Dr. Robert E. Siegel
---------------------------------
Dr. Robert E. Siegel

Varon Family Trust

By: /s/ Benny Varon
    -----------------------------
    Name:  Benny Varon
    Title: Trustee

/s/ Thomas Flynn
---------------------------------
Thomas Flynn

/s/ Michael L. Klein
---------------------------------
Michael L. Klein

/s/ William Jelley
---------------------------------
William Jelley

RBW, Inc.

By: /s/ Robert V. Wheat
    -----------------------------
    Name:  Robert V. Wheat
    Title: President

/s/ Noah Clark
---------------------------------
Noah Clark

/s/ Mirco Teta
---------------------------------
Mirco Teta

                                  SCHEDULE 1.01

                                                                     NUMBER OF    NUMBER OF    NUMBER OF
                              DOLLAR       DOLLAR      NUMBER OF     SHARES OF     WARRANT      WARRANT
                            INVESTMENT   INVESTMENT    SHARES OF        B-2        SHARES       SHARES
                             INITIAL     SUBSEQUENT   B-2 INITIAL   SUBSEQUENT    INITIAL     SUBSEQUENT
        PURCHASER            CLOSING      CLOSING       CLOSING       CLOSING      CLOSING      CLOSING
        ---------           ----------   ----------   -----------   -----------   ---------   -----------
ISIS Acquisition
 Partners II LLC            $  250,000   $  500,000       250            500         250           500
OXA Trade & Finance, Inc.   $  100,000                    100                        100
Christian Kirsebom          $   10,000                     10                         10
Robert Siegel               $   50,000                     50                         50
Varon Family Trust          $   20,000                     20                         20
Thomas Flynn                $   10,000                     10                         10
Michael L. Klein            $   15,000                     15                         15
William Jelley              $   15,000                     15                         15
RBW, Inc.                   $   30,000                     30                         30
Noah Clark                               $  250,000                      250                       250
Mirco Teta                               $  350,000                      350                       350
                            ----------   ----------       ---          -----         ---         -----
TOTAL                       $  500,000   $1,100,000       500          1,100         500         1,100
                            ==========   ==========       ===          =====         ===         =====

SCHEDULE 2.02(c) - Form of Waiver

              WAIVER OF RIGHT OF BOARD REPRESENTATION OF HOLDERS OF
               SERIES B 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                        OF WARP TECHNOLOGY HOLDINGS, INC.

In connection with the sale and issuance of shares of Series B-2 Preferred Stock and warrants to purchase shares of Series B-2 Preferred Stock of WARP Technology Holdings, Inc., a Nevada corporation (the "Company"), pursuant to that certain Series B-2 Preferred Stock Purchase Agreement to be entered into by and between the Company and the purchasers identified therein (the "Purchasers") (the "Financing") and in order to induce the Purchasers to consummate the Financing, the undersigned holder of shares of the Company's Series B 10% Cumulative Convertible Preferred Stock hereby forever waives and releases any and all rights to designate or appoint persons for election to, or to serve as members of, the Company's Board of Directors.

Date of Execution: __________________

_________________________________
(Print Name of Stockholder)

_________________________________
(Signature)

_________________________________
(Title, if entity)

SCHEDULE 2.02(e) - Form of the Certificate of Designations

SCHEDULE 2.02(i)

Malcolm Coster
Greg Parker
Key Employees

SCHEDULE 2.02(j) - Form of Stockholders Agreement